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                                                                    EXHIBIT 21.1


                                MICROGRAFX, INC.

                           SUBSIDIARIES OF REGISTRANT



Information is set forth below concerning all subsidiaries of the Company as of June 30, 1998:

Name of Subsidiary                      Incorporation              Company
------------------                      -------------              -------
Micrografx France, SARL                 France                        100%
Micrografx Deutschland GmBH             Germany                       100%
Micrografx Japan. K.K.                  Japan                         100%
Micrografx B.V.                         The Netherlands               100%
Micrografx Technology N.V.              Netherlands Antilles          100%
Micrografx, Ltd.                        United Kingdom                100%
Micrografx Australia Pty. Limited       Australia                     100%
Micrografx Italia S.r.l.                Italy                         100%
Visual Acquisition, Inc.                Delaware                      100%
AdvanEdge Acquisition, Inc.             Delaware                      100%
WebKnight Acquisition, Inc.             Delaware                      100%